Exhibit 10.2
SECOND AMENDMENT TO TRANSITION SERVICES AGREEMENT
This SECOND AMENDMENT TO TRANSITION SERVICES AGREEMENT (“Amendment”) is made and entered into effective as of July 22, 2021 (the “Effective Date”), by and between Match Group, Inc., a Delaware corporation formerly known as IAC/InterActiveCorp (“New Match”), and IAC/InterActiveCorp, a Delaware corporation formerly known as IAC Holdings, Inc. (“New IAC”).

RECITALS

    WHEREAS, the Parties entered into a Transition Services Agreement dated as of June 30, 2020, which was amended pursuant to that certain First Amendment to Transition Services Agreement dated effective as of March 31, 2021 (as amended, the “Original Agreement”); and
WHEREAS, the Parties desire to amend the Original Agreement effective as of the Effective Date on the terms and subject to the conditions set forth herein.
    NOW, THEREFORE, in consideration of the mutual covenants and terms and conditions contained herein, the Parties hereby agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Original Agreement.
2.Amendments to the Original Agreement.
2.1Schedule A to the Original Agreement shall be amended as set forth on Appendix 1.
3.Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Original Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Original Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of the other Parties. On and after the Effective Date, each reference in the Original Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Original Agreement as amended by this Amendment.
4.Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
5.Entire Agreement. This Amendment constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements among the Parties, whether written or oral, relating to the same subject matter.

6.Governing Law. This Amendment will be governed by and construed in accordance with the internal laws of the State of Delaware, as applied to agreements entered into solely between residents of, and to be performed entirely in, such state, without reference to that body of law relating to conflicts of law or choice of law.
[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

MATCH GROUP, INC.

By:    /s/ Jared Sine
    Jared Sine, Chief Business Affairs and Legal Officer

IAC/INTERACTIVECORP

By:    /s/ Joanne Hawkins
    Joanne Hawkins, Senior Vice President and Deputy     General Counsel